UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2013

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 S. Wacker Drive, Suite 820, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 8, 2013, Mr. William B. Noon, Vice President of Finance of Mattersight Corporation (the “Company”), and the Company agreed that Mr. Noon’s employment with the Company will end on August 31, 2013. As previously reported in the Current Report on Form 8-K dated July 23, 2012, in connection with the appointment of Mark Iserloth to the role of Chief Financial Officer, Mr. Noon assumed the role of Vice President of Finance and agreed to remain in that role (and waive any good reason termination right related thereto) for at least 12 months under the terms of his existing employment agreement. Upon termination of Mr. Noon’s employment, he will receive severance from the Company equal to six months’ salary, 50% of the average of his current year’s estimated bonus and prior year’s actual bonus, six months’ continuation of health benefits, and six months’ additional vesting of his stock awards.

(e) On August 7, 2013, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), approved the termination of the Salary Replacement Program. Effective October 1, 2013, the Company’s executive officers and other affected employees will receive their full salaries in cash and the Company will no longer reduce cash salaries for periodic grants of unrestricted Mattersight common stock.

(e) Effective August 8, 2013, Mattersight Corporation entered into a second amendment (the “Second Amendment”) to its executive employment agreement with David R. Gustafson, its Executive Vice President of Products and Marketing (the “Agreement”). The Second Amendment revises the material components of Mr. Gustafson’s compensation package under the Agreement as follows: (a) for the bonus payable in 2014 with respect to 2013 performance, Mr. Gustafson shall be paid his full target bonus of $275,000, less standard payroll deductions and withholdings, irrespective of Mr. Gustafson’s and/or the Company’s achievement of the established bonus objectives for 2013 (the “2013 Bonus”); and (b) the severance benefits payable on termination by the Company without cause and by Mr. Gustafson for good reason have been increased to twelve months’ salary, 100% of the average of his current year’s estimated bonus and prior year’s actual bonus, twelve months’ continuation of health benefits, and twelve months’ additional vesting of his stock awards. The foregoing summary of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Executive Employment Agreement, dated August 8, 2013, between David R. Gustafson and Mattersight Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: August 13, 2013	By:	/s/ MARK ISERLOTH
Mark Iserloth
Vice President and Chief Financial Officer